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                     [GROSS COLLINS CRESS, P.C. LETTERHEAD]


                                                                  EXHIBIT 23.3


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in the Registration Statement of Western Country Clubs, Inc. on Form SB-2 of our report dated November 20, 1996, relating to the balance sheets of Crystal Chandelier, Inc. as of December 31, 1993 and 1994, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 1993 and 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                           /s/  GROSS, COLLINS + CRESS, P.C.
                                           ---------------------------------
                                                GROSS, COLLINS + CRESS, P.C.

Atlanta, Georgia
February 7, 1997